                                           PROXY CARD GOVERNMENT SECURITIES PORTFOLIO PROXY CARD
                                                    A SERIES OF PANORAMA SERIES FUND, INC.

                                  PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 26, 2002

The  undersigned  indirect  shareholder of the  above-named  Portfolio,  revoking prior proxies,  hereby directs the above named  Insurance
Company and  Affiliated  Insurance  Companies (the  "Insurance  Company") to appoint  Robert Zack,  Brian Wixted,  Kathleen Ives, and Scott
Farrar,  and each of them, as  attorneys-in-fact  and proxies of the Insurance  Company , with full power of  substitution,  to vote shares held in the name of the Insurance  Company for the  undersigned  on the record date at the Special  Meeting of  Shareholders  of Government
Securities  Portfolio (the "Portfolio"),  A SERIES OF PANORAMA SERIES FUND, INC. to be held at 6803 South Tucson Way, Englewood,  Colorado,
80112,  on June 26, 2002,  at 1:00 P. M. Mountain  time,  or at any  adjournment  thereof,  upon the  proposals  described in the Notice of
Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the  Portfolios  Board of DIRECTORS,  and all  proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of DIRECTORS.  When properly  executed,  this proxy will be voted as indicated on the reverse side or
"FOR" a proposal if no choice is  indicated.  The proxy will be voted in accordance  with the proxy  holders' best judgment as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

                  PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

1.       To elect a Board of Directors:

     01  James C. Swain             02  John V. Murphy                 03  William L. Armstrong
     04  Robert G. Avis             05  George C. Bowen       06  Edward L. Cameron
     07  Jon S. Fossel              08  Sam Freedman          09  C. Howard Kast
     10  Robert M. Kirchner                 11  F. William Marshall, Jr.

     If you do not wish your shares  voted "FOR" a particular  nominee,  mark the "For All Except" box and write the  nominee's  number on the line provided below.  Your shares will be voted for the remaining nominee(s).

2.       To approve the elimination or amendment of certain fundamental investment policies of the Portfolio:
A.       Senior Securities
B.       Real Estate and Commodities
C.       Investing in Other Investment Companies
D.       Investing in Oil, Gas or other Mineral Exploration or Development Programs, Real Estate and Commodities
E.       Investing in a Company for the Purpose of Acquiring Control
F.       Purchasing Securities on Margin and Making Short Sales
G.       Investing in Securities of Foreign Issuers
H.       Borrowing
I.       Pledging, Mortgaging or Hypothecating Assets
J.       Lending
K.       Diversification

(revised version)
FOR               AGAINST              FOR  ALL
   ALL                     ALL                    EXCEPT

                                    1.

 FOR              AGAINST     ABSTAIN
                                    2. A
                                    2. B
                                    2. C
                                    2. D
                                    2. E
                                    2. F
                                    2. G

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: